Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "TF INVESTOR, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1996, AT 12 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF APRIL, A.D. 2002, AT 11:30 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "TF INVESTOR, INC.".

Jeffrey W. Bullock, Secretary of State

2699899 8100H

090355003

AUTHENTICATION: 7240994

DATE: 04-13-09

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 12/27/1996
960385748 - 2699899

CERTIFICATE OF INCORPORATION

OF

TF INVESTOR, INC.

The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation (the "Corporation") is TF Investor, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation shall be limited to the maintenance and management of its intangible investments or of the intangible investments of corporations or business trusts registered as investment companies under the Investment Company Act of 1940, as amended, and the collection and distribution of the income from such investments or from tangible property physically located outside of the State of Delaware in accordance with Title 30, Section 1902(b)(8) of the Delaware Code Annotated.

FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

NINTH: The name and mailing address of the incorporator is Christine A. Hathaway, 2001 Ross Avenue, 2300 Trammell Crow Center, Dallas, Texas 75201.

TENTH: The name and mailing address of the persons who are to serve as the directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified is as follows:

NAME	MAILING ADDRESS
Peter C. Fulweiler	PNC Bank, Delaware 222 Delaware Avenue 17th Floor Wilmington, Delaware 19801
Peter J. Winnington	Belfint Lyons & Shuman 200 West Ninth Street Plaza Wilmington, Delaware 19899

IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 27th day of December, 1996.

/s/ C A Hathaway

Christine A. Hathaway

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 04/26/2002
020267836 - 2699899

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TF INVESTOR, INC.

TF Investor, Inc. (the "Corporation"), a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), for the purpose of amending its Certificate of Incorporation, pursuant to Section 242 of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

FIRST: Article Third of the Certificate of Incorporation shall be deleted in its entirety and in lieu thereof, the following shall be inserted: "THIRD: The nature of the business of the Corporation or the purposes of the Corporation to be conducted or promoted is to engage in any lawful act of activity for which corporations may be organized under the Delaware General Corporation Law".

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by the undersigned officer this 27th day of March, 2002.

TF INVESTOR, INC.

By: ______________________
Dennis J. Horowitz
Chairman and President